SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2001

MICROTEST, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-20666	86-0485884

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S Employer (Identification No.)

4747 North 22nd Street
Phoenix, Arizona 85016
(Address of Principal Executive Offices) (Zip Code)

(602) 952-6400
(Registrant’s Telephone Number, Including Area Code)

ITEM 5. OTHER EVENTS
FORWARD LOOKING STATEMENTS
ITEM 7. EXHIBITS.
SIGNATURES
EXHIBIT INDEX
EX-2.1
EX-3.1
EX-4.1
EX-10.1
EX-10.2
EX-99.1

ITEM 5. OTHER EVENTS

      On June 12, 2001, Microtest, Inc., a Delaware corporation, entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Danaher Corporation, a Delaware corporation, and Phoenix Acquisition Corp., a Delaware corporation and an indirect, wholly owned subsidiary of Danaher. The merger agreement contemplates a cash tender offer being made by Phoenix Acquisition Corp. and Danaher to purchase all of Microtest’s issued and outstanding shares of common stock, par value $.001 per share (including the associated preferred share purchase rights), followed by a back-end merger. The purchase price is $8.15 per share. A copy of the merger agreement is attached hereto as Exhibit 2.1.

      On June 12, 2001, Microtest’s Board of Directors approved Amendment No. 1 to the Rights Agreement between Microtest and American Stock Transfer & Trust Company, dated as of April 4, 2001, to permit the announcement and consummation of the tender offer, the merger and the consummation of the transactions contemplated by the merger agreement. A copy of this amendment to the Rights Agreement is attached hereto as Exhibit 4.1.

      On June 13, 2001 Microtest issued a press release announcing the execution of the merger agreement. A copy of the press release is attached hereto as Exhibit 99.1.

      Microtest had previously entered into change of control agreements with Vincent C. Hren, its President and Chief Executive Officer, and William R. Crowell, its Chief Financial Officer, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively.

     In connection with the adoption of the Rights Agreement, the Board of Directors of Microtest adopted a certificate of designation relating to the preferred shares issuable pursuant to the Rights Agreement. A copy of the certificate of designation is attached hereto as Exhibit 3.1.

* * *

      This Current Report on Form 8-K is neither an offer to purchase nor a solicitation of an offer to sell shares of Microtest. At the time Phoenix Acquisition Corp. commences its offer, it will file a tender offer statement with the SEC and Microtest will file a solicitation/recommendation statement with respect to the offer. The tender offer will be made solely by the tender offer statement. The tender offer statement (including an Offer to Purchase, a related Letter of Transmittal and all other offer documents) and the solicitation/recommendation statement will contain important information and should be read carefully before any decision is made with respect to the offer.

      The Offer to Purchase, the related Letter of Transmittal and certain other offer documents, as well as the solicitation/recommendation statement will be made available to all stockholders of Microtest, at no expense to them. The tender offer statement (including the Offer to Purchase, the related Letter of Transmittal and all other offer documents filed by Danaher with the SEC) and the solicitation/recommendation statement will also be available for free at the SEC’s website at http://www.sec.gov. Investors and security holders are strongly advised to read both the tender offer statement and the solicitation/recommendation statement relating to the tender offer referred to in this Current Report on Form 8-K when they become available because they will contain important information.

Forward Looking Statements

This press release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by reference to words such as “expect”, “believe”, “anticipate”, “plan” or similar expressions and involve risks and uncertainties, including, but not limited to, insufficient shares being tendered by Suns stockholders, the non-occurrence of other conditions required for completion of the tender offer, termination of the proposed transaction pursuant to the terms of the definitive agreement, and delays in the closing date of the proposed transaction. Suns undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

ITEM 7. EXHIBITS.

2.1	Agreement and Plan of Merger, dated June 12, 2001, among Microtest, Inc., Danaher Corporation and Phoenix Acquisition Corp.

3.1	Certificate of Designation of Series A Junior Participating Preferred Stock of Microtest, Inc.
4.1	Amendment No. 1 to Rights Agreement, dated June 12, 2001, by and among Microtest, Inc. and American Stock Transfer & Trust Company

10.1	Change of Control Agreement, dated July 1, 2000, between Microtest, Inc. and Vincent C. Hren

10.2	Change of Control Agreement, dated July 1, 2000, between Microtest, Inc. and William R. Crowell

99.1	Press release dated June 13, 2001

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MICROTEST, INC.

Date: June 13, 2001	By /s/ Vincent C. Hren Vincent C. Hren President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated June 12, 2001, among Microtest, Inc., Danaher Corporation and [Purchaser]

3.1	Certificate of Designation of Series A Junior Participating Preferred Stock of Microtest, Inc.

4.1	Amendment No. 1 to Rights Agreement, dated June 12, 2001, between Microtest, Inc. and American Stock Transfer & Trust Company

10.1	Change of Control Agreement, dated July 1, 2000, between Microtest, Inc. and Vincent C. Hren

10.2	Change of Control Agreement, dated July 1, 2000, between Microtest, Inc. and William R. Crowell

99.1	Press release dated June 13, 2001

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